Exhibit 5.1

September 7, 2022

Reviva Pharmaceuticals Holdings, Inc.

19925 Stevens Creek Blvd., Suite 100

Cupertino, CA 95014

Ladies and Gentlemen:

We have acted as counsel to Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing of the Registration Statement on Form S-3 (Registration No. 333- 262348) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (as so filed, the “Registration Statement”) and the related prospectus contained in the Registration Statement (the “Base Prospectus”) and (ii) the preparation and filing of the prospectus supplement, dated September 6, 2022 (the “Prospectus Supplement”) relating to the issuance and sale by the Company of 1,976,285 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to the Securities Purchase Agreement, dated as of September 6, 2022 (the “Purchase Agreement”), between the Company and the purchaser thereto, the form of which is being filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Amended and Restated Certificate of Incorporation as currently in effect, (ii) the Company’s Bylaws as currently in effect, (iii) the Registration Statement and related Prospectus Supplement, (iv) the form of Purchase Agreement, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties set forth in the Purchase Agreement, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

NEW YORK	PALO ALTO	NEW JERSEY	UTAH	WASHINGTON, D.C.	Lowenstein Sandler LLP

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware).

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the inclusion of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission on the date hereof, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement, and to the references to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Lowenstein Sandler LLP Lowenstein Sandler LLP